Exhibit 10.17

Execution Version

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of February 24, 2026 (this “Amendment”), is entered into by and among Styron Receivables Funding Designated Activity Company, a company incorporated in Ireland (the “Borrower”), Trinseo Ireland Global IHB Limited, a company incorporated in Ireland (the “Investment Manager”), the Lenders (as defined below) party hereto, GLAS USA LLC, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and GLAS Americas LLC, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower, the Investment Manager, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the Collateral Agent are parties to a Credit and Security Agreement, dated as of July 18, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to giving effect to this Amendment on the Amendment Effective Date (as defined below), the “Existing Credit Agreement” and, the Existing Credit Agreement as modified by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower, the Investment Manager, the Administrative Agent, the Collateral Agent and the Lenders party hereto (which constitute Requisite Lenders immediately prior to giving effect to this Amendment on the Amendment Effective Date) (the “Consenting Lenders”) wish to amend the Existing Credit Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment any capitalized term used herein without definition shall have the meaning ascribed to such term in the Credit Agreement.

Section 2.  Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment, but effective as of the date hereof:

(a) The following definitions are hereby added to Exhibit I of the Existing Credit Agreement in appropriate alphabetical positions, in each case, to read as follows:

“First Amendment Effective Date” means February 24, 2026.

“First Amendment Effective Period” means the period commencing on (and including) the First Amendment Effective Date and terminating on the earlier of (i) 4:00 P.M. (prevailing Eastern time) on March 5, 2026 (the “First Amendment End Date”) and (ii) the date of the occurrence of any Amortization Event; provided that the First Amendment End Date may be extended from time to time in the sole and absolute discretion of the Requisite Lenders (which may be in the form of an email from counsel to the Lenders).

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“First Amendment End Date” has the meaning set forth in the definition of “First Amendment Effective Period”.

(b) Section 5.1(f)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)Except with respect to each Monthly Reporting Date occurring during the First Amendment Effective Period, a Solvency Certificate as of the last day of the previous Calculation Period of each Originator and the U.S. Intermediate Transferor signed by a Financial Officer of such Originator or the U.S. Intermediate Transferor, as applicable;”

(c) Section 5.1(f)(iv) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv)Except with respect to each Monthly Reporting Date occurring during the First Amendment Effective Period, a Solvency Certificate dated as of the last day of the previous Calculation Period of the Parent Guarantor signed by a Financial Officer of the Parent Guarantor; provided that no Potential Amortization Event or Amortization Event shall arise as a result of the breach of this clause (iv) unless the Parent Guarantor shall have failed to provide a Solvency Certificate for three consecutive Calculation Periods; and”

Section 3.  Limited Waiver.  Any requirement in the Transaction Documents with respect to a representation or statement as to the solvency of the Investment Manager, Parent Guarantor, Originators or U.S. Intermediate Transferor is hereby waived during the First Amendment Effective Period.

Section 4.  Representations and Warranties.  To induce the Administrative Agent, the Collateral Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower and the Investment Manager represents and warrants to the Administrative Agent, the Collateral Agent and the Consenting Lenders, as of the Amendment Effective Date, that:

The execution and delivery by the Borrower and the Investment Manager of this Amendment, the performance of its obligations under this Amendment and the Credit Agreement, (i) are within such Person’s power and authority, (ii) have been duly authorized by all necessary company action on the part of such Person and (iii) do not and will not (A) require any consent or approval of its members, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to such Person and in effect on the date hereof or (y) the Organizational Documents of such Person, (C) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Person is a party or by which it or its properties may be bound or affected, or (D) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter

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acquired by such Person; except, with respect to clauses (i) and (iii) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(a)This Amendment has been duly authorized, executed and delivered by the Borrower and the Investment Manager, and constitutes the legal, valid and binding obligations of the Borrower and the Investment Manager, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
(b)After giving effect to the limited waiver in Section 3 of this Amendment, the representations and warranties set forth in Article III of the Credit Agreement, and in each of the other Transaction Documents, are true and correct in all material respects on the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date and as if each reference in said Article III to “this Agreement” included reference to this Amendment.

Section 5.  Conditions Precedent.  The amendments set forth in Section 2 shall become effective upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Amendment Effective Date”):

(a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Investment Manager, the Administrative Agent, the Collateral Agent and the Consenting Lenders.

(b) The representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all material respects on the Amendment Effective Date.

(c) As of the Amendment Effective Date, no event has occurred and is continuing or would result from the execution and delivery of this Amendment on the Amendment Effective Date that constitutes an Amortization Event

(d)The Borrower shall have paid all legal fees and expenses incurred by the Administrative Agent, the Collateral Agent, the Structuring Advisor and the Lenders required to be paid by the Borrower on or before the Amendment Effective Date, to the extent an invoice with respect thereto has been provided to the Borrower on or prior to the date hereof.

Section 6.  Reaffirmation.  Each of the Borrower and the Investment Manager (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) agrees that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Borrower’s, the Investment Manager’s or any Trinseo Party’s obligations, as applicable, under the Transaction Documents and (c) agrees that this Amendment and any documents executed in connection herewith shall not impair or otherwise adversely affect any of the guarantees or Liens provided or granted pursuant to the Transaction Documents.  Each Transaction Document and all guarantees, pledges, grants, security interests and other agreements

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thereunder shall continue to be in full force and effect and each of the Borrower and the Investment Manager reaffirms each Transaction Document and all guarantees, pledges, grants, security interests and other agreements thereunder.

Section 7.  Release; Covenant Not to Sue.

(a)  Each of the Borrower and the Investment Manager absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent, the Collateral Agent, the Structuring Advisor, the Lenders and each of their respective successors and assigns, and each of their respective present and former shareholders, affiliates, subsidiaries, directors, officers, attorneys, employees, agents and other representatives (collectively, the “Releasees”), from all claims, demands or causes of action of any kind, whether arising in law or equity or under contract or tort or under any state or federal law or otherwise, which the Borrower or the Investment Manager, or any of its successors, assigns or other legal representatives has had, now has or has made claim to have against any Releasee by reason of any act, omission, or cause in any way, directly or indirectly arising out of, connected with or relating to any of the Transaction Documents and the transactions contemplated thereby (collectively, “Claims”), whether such Claims are matured or unmatured or known or unknown.  Each of the Borrower and the Investment Manager, in each case, on behalf of itself and its successors, assigns, heirs, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to this Section 7.  If the Borrower or the Investment Manager or any of its respective successors, assigns, heirs or other legal representatives violates the foregoing covenant, the Borrower and the Investment Manager agree to pay, on a joint and several basis, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs reasonably incurred by any Releasee as a result of such violation.

(b)  Each of the Borrower and the Investment Manager acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted or attempted in breach of the provisions of such release.

Section 8.  Agreement.  During the First Amendment Effective Period, each Trinseo Party, upon the request of the Structuring Advisor, shall have it and its advisors provide the Lenders, the Administrative Agent and their advisors weekly updates (which may occur via email or by conference call at a mutually acceptable time during regular business hours) on the status of negotiations and discussions with the Trinseo Party’s various creditor constituencies regarding a potential restructuring and any waivers, amendments or forbearances related thereto being discussed by such Trinseo Party with any of its creditor constituencies; provided that such updates shall not be required to disclose or include any information (x) that is subject to any attorney-client privilege or other legal privilege, (y) that any Trinseo Party determines in good faith would be reasonably likely to contravene any applicable law or result in a breach of confidentiality obligations to third parties, or (z) that relates to the strategy, negotiating positions or similar matters relating to the relationship of any Trinseo Party and/or any of its respective Affiliates, on the one hand, with the Lenders and/or any of its respective Affiliates, on the other hand.

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Section 9.   Miscellaneous.

(a)References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and references to the Credit Agreement in other Transaction Documents shall in each case be deemed to be references to the Credit Agreement as amended hereby.
(b)This Amendment shall constitute a Transaction Document for purposes of the Credit Agreement and the other Transaction Documents, and except as specifically modified by this Amendment, the Credit Agreement and the other Transaction Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Credit Agreement or any of the other Transaction Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect.  This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Transaction Documents.
(d)Sections 12.7, 12.8, 12.9, 12.10, 12.11, 12.12, 12.17 and 12.19 of the Credit Agreement are hereby incorporated herein, mutatis mutandis.
(e)By their execution hereof, the Consenting Lenders hereby direct the Administrative Agent and the Collateral Agent to execute and deliver this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

STYRON RECEIVABLES FUNDING DESIGNATED ACTIVITY COMPANY, as Borrower
By:/s/ Stephen Healy Name: Stephen Healy Title: Attorney
TRINSEO IRELAND GLOBAL IHB LIMITED, as Investment Manager
By:/s/ Bee van Kessel Name: Bee van Kessel Title: Director

[Signature Page to First Amendment to Credit and Security Agreement]

GLAS USA LLC, as Administrative Agent
By:/s/ Annette Marsula Name: Annette Marsula Title: Vice President, Senior Transactions Manager
GLAS AMERICAS LLC, as Collateral Agent
By:/s/ Annette Marsula Name: Annette Marsula Title: Vice President, Senior Transactions Manager

[Signature Page to First Amendment to Credit and Security Agreement]

KKR FS Income Trust Select, as Lender
By:/s/ Giacomo Picco Name: Giacomo Picco Title: Managing Director
FS KKR Capital Corp, as Lender
By: /s/ Giacomo Picco Name: Giacomo Picco Title: Managing Director
KKR Asset-Based Finance Fund, as Lender
By: /s/ Giacomo Picco Name: Giacomo Picco Title: Managing Director
KKR FS Income Trust, as Lender
By: /s/ Giacomo Picco Name: Giacomo Picco Title: Managing Director
Credit Opportunities Partners JV, LLC, as Lender
By: /s/ Giacomo Picco Name: Giacomo Picco Title: Managing Director

[Signature Page to First Amendment to Credit and Security Agreement]